2285 Renaissance Drive
Beadle, McBride, Evans & Reeves, LLP                     Las Vegas, NV 89119
accountants and consultants				 Tel: (702) 597-0010
							 Fax: (702) 597-2767








          INDEPENDENT AUDITORS' CONSENT


          We consent to the use of Strategic Gaming Investments, Inc. on Form 14-C of our Auditors' Report, dated March 17, 2006, on the consolidated balance sheet of Strategic Gaming Investments, Inc. as of December 31, 2005 and the related consolidated statement of operations, changes in stockholders' equity, and cash flows from inception of September 27, 2005 to December 31, 2005.



	  /s/ Beadle, McBride, Evans & Reeves, LLP
	  ----------------------------------------
              Beadle, McBride, Evans & Reeves, LLP

          March 17, 2006
          Las Vegas, Nevada